Exhibit 99.1

National Dentex Corporation Announces Fourth Quarter and Full Year 2005 Results

    WAYLAND, Mass.--(BUSINESS WIRE)--March 1, 2006--National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, today announced its results for the fourth quarter and year ended December 31, 2005. Sales for the quarter totaled $34,339,000 compared with $27,599,000 a year earlier, an increase of 24.4%. Net income for the quarter was $1,344,000 or $.24 per share on a diluted basis compared to $621,000 or $.11 per share on a diluted basis in 2004.
    For the full year ended December 31, 2005, sales increased 21.6% to $135,843,000 compared to $111,753,000 for the same period in 2004. Net income increased 37.4% to $7,089,000 or $1.27 per share on a diluted basis from $5,159,000 or $.94 per share on a diluted basis for the comparable period of 2004.
    Commenting on today's announcements, David Brown, President and CEO, stated: "We have for several years worked diligently at positioning National Dentex as a leader in the industry from the perspective of both our clients and other dental laboratories, through the Reliance(TM) program and our participation in industry-wide organizations and initiatives. The results of 2005 show returns along both fronts of our strategy. Our sales growth of 24.4% for the quarter and 21.6% for the year included internal sales growth, measured as sales at dental laboratories owned for both the years ended December 31, 2005 and 2004, of 6.1% for the quarter and 3.7% for the year. On both a quarterly and an annual basis, these sales growth figures represent improvements over results obtained over the past several years. We have worked extremely hard at training our technical team to respond timely to our clients' needs. We continue to believe that our future growth depends on maintaining and growing this existing base of our business by ensuring we meet or exceed the expectations of our clients."
    Mr. Brown added: "From an acquisition point of view we have aimed to position National Dentex as a leader in our industry that truly values its employees and is focused on providing high client service. As our achievements in these areas are more widely acknowledged in our industry, we continue to look for business opportunities with companies that share this commitment to employees and client service. Our acquisitions in 2005 of Green Dental Laboratories and Wornson Polzin Dental Laboratory are examples of laboratories that we believe embrace this commitment, and thereby have helped further strengthen our industry position in the eyes of clients and other companies."
    Mr. Brown concluded: "While we are happy with the results we obtained last year, we are not content to rest on our laurels, and remain committed to exploring ways in which we can build on our existing platform and further enhance our position as a leader in our industry."

    About National Dentex

    National Dentex Corporation serves an active customer base of over 22,000 dentists through 45 dental laboratories located in 30 states. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our future financial performance, acquisition activity, marketplace competitiveness, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating and financial results include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed; National Dentex's ability to acquire new laboratories and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefits costs, such as China; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission.


                      National Dentex Corporation
                           Earnings Results

                 (In Thousands, except per share data)



                                       Quarter        Twelve Months
                                        Ended              Ended
                                     December 31,      December 31,
                                   ---------------- ------------------
                                     2004    2005      2004     2005
                                   ---------------- ------------------

Net Sales                          $27,599 $34,339  $111,753 $135,843
Cost of Goods Sold                  17,059  20,325    66,953   78,380
                                   ---------------- ------------------
   Gross Profit                     10,540  14,014    44,800   57,463

Operating Expenses                   9,375  11,600    35,755   44,729
                                   ---------------- ------------------
   Operating Income                  1,165   2,414     9,045   12,734

Other Expense                          117     284       405      646
Interest (Income) Expense               14     125        42      665
                                   ---------------- ------------------
   Income Before Tax                 1,034   2,005     8,598   11,423

Income Taxes                           413     661     3,439    4,334
                                   ---------------- ------------------
   Net Income                         $621  $1,344    $5,159   $7,089
                                   ================ ==================


Weighted Average
   Shares Outstanding:
      - Basic                        5,220   5,405     5,187    5,333
      - Diluted                      5,516   5,684     5,465    5,601

Net Income per Share:
      - Basic                         $.12    $.25      $.99    $1.33
      - Diluted                       $.11    $.24      $.94    $1.27




                      National Dentex Corporation
                      Selected Balance Sheet Data

                            (In thousands)



                                                  December   December
                                                     31,        31,
                                                    2004       2005
                                                 ---------- ----------


Cash and Equivalents                                $2,216       $401
Accounts Receivable - net                           12,992     15,064
Current Assets                                      23,527     25,301
Current Liabilities                                  9,777     14,684

Working Capital                                     13,750     10,617

Total Assets                                        81,831    117,119

Long Term Obligations                                5,171     26,361
Stockholders' Equity                               $66,883    $76,074



    CONTACT: National Dentex Corporation
             Richard F. Becker, 508-358-4422
             Executive Vice President, Treasurer & CFO